                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                  ICO, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                  ICO, Inc.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                                   [ICO LOGO]




                        100 GLENBOROUGH DRIVE, SUITE 250
                              HOUSTON, TEXAS 77067


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 8, 1995


The Annual Meeting of Shareholders of ICO, Inc. ("ICO" or the "Company") will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, on Friday, September 8, 1995 at 10:00 a.m. Central Daylight Savings Time, for the following purposes:

         1) To elect two Class I Directors to serve until the 1998 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

         2)      To approve the ICO, Inc. 1995 Stock Option Plan;

         3) To ratify and approve the selection of Price Waterhouse LLP as the Company's independent accountants for the ensuing fiscal year; and

         4) To consider and act upon any matters incidental to the foregoing purposes and transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of shares of common stock of record on the books of the Company at the close of business on August 9, 1995 will be entitled to vote at the meeting or any adjournment thereof.

         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE. A REPLY ENVELOPE IS PROVIDED FOR THIS PURPOSE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR IMMEDIATE ATTENTION IS REQUESTED IN ORDER TO SAVE YOUR COMPANY ADDITIONAL SOLICITATION EXPENSE.

                                              By Order of the Board of Directors


                                              Sylvia A. Pacholder
                                              Chief Executive Officer,
                                              President & Secretary





Houston, Texas
August 10, 1995

                                   ICO, INC.

                        100 GLENBOROUGH DRIVE, SUITE 250
                              HOUSTON, TEXAS 77067
                                 (713) 872-4994


                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 8, 1995


         The following information is submitted concerning the enclosed Proxy and the matters to be acted upon under authority thereof at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., Central Daylight Savings Time, on the 8th day of September, 1995, or any adjournment thereof, pursuant to the enclosed Notice of said meeting. The approximate date this Proxy Statement and the enclosed form of Proxy are first being sent to Shareholders is August 11, 1995.


                          INFORMATION CONCERNING PROXY

         The enclosed Proxy, even though executed and returned, may be revoked at any time prior to voting of the Proxy (a) by the execution and submission of a revised Proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the Proxy will be voted at the Annual Meeting.

         Unless contrary instructions are indicated on the enclosed Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked or suspended before they are voted) will be voted
(1) for the selection of two nominees for Class I Directors named below, (2) to approve the ICO, Inc. 1995 Stock Option Plan and (3) to confirm the appointment of Price Waterhouse LLP to serve as independent accountants for the Company for the fiscal year ending September 30, 1995. In the event a Shareholder specifies a different choice by means of the enclosed Proxy, his shares will be voted in accordance with the specification so made.

         The cost of solicitation of Proxies will be borne by the Company. In addition to the use of mail, employees of the Company may solicit Proxies by telephone or other means. Upon request, the Company will reimburse brokers, dealers, bankers, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding Proxy materials to beneficial owners of shares of stock.


                               VOTING SECURITIES

         The securities of the Company entitled to vote at the meeting consist, as of August 9, 1995, of 8,838,954 shares of common stock, without par value. Only Shareholders of record on the books of the Company on that date will be entitled to vote at the meeting. All matters to be voted upon will be decided by the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting. In voting on such matters, each Shareholder is entitled to one vote for each of said shares. Under Texas law, an abstention should have the same legal effect as a vote against, but broker non-votes will not be counted for purposes of determining whether a majority has been achieved. A broker non-vote occurs if a broker or other nominee present in person or by proxy does not have discretionary authority and has not received instructions with respect to a particular item or does not cast a vote on that item for other reasons.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                      OF MORE THAN 5% OF OUTSTANDING STOCK

         The following table contains information concerning the security ownership of certain beneficial owners known to the management of the Company, based upon filings with the Securities and Exchange Commission, to own more than five percent of the Company's common stock at the close of business on July 31, 1995.


                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP (1)           PERCENT OF CLASS
- ------------------------------------                        ------------------------           ----------------
Pacholder Associates
  8044 Montgomery Road, Suite 382
  Cincinnati, Ohio  45236 . . . . . . . . . . . . . . . . . . . . .  1,727,597 (2)                    17.9%

Prudential Insurance Company of America
  100 Mulberry Street
  Newark, New Jersey  07102 . . . . . . . . . . . . . . . . . . . .    757,400                        8.6%

State Street Research & Management Company
  One Financial Center, 38th Floor
  Boston, Massachusetts  02111  . . . . . . . . . . . . . . . . . .    773,040 (3)                    8.5%

Wellington Management Company
  75 State Street
  Boston, Massachusetts  02109  . . . . . . . . . . . . . . . . . .    710,760                        8.0%

FMR Corporation
  82 Devonshire Street
  Boston, Massachusetts  02109  . . . . . . . . . . . . . . . . . .    661,700                        7.5%

T. Rowe Price Associates, Inc.
  100 E. Pratt Street
  Baltimore, Maryland  21202  . . . . . . . . . . . . . . . . . . .    515,040                        5.8%

____________________

(1) Voting and dispositive power is shared by the beneficial owner indicated and certain of its subsidiaries, or investment funds managed by it.

(2) Share amounts include 521,964 shares of common stock, 468,000 shares of common stock which may be acquired through the exercise of warrants and 203,560 shares of common stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock, in each case held by limited partnerships, of which Dr. Pacholder and Mr. Morgan are general partners. Pursuant to certain Investment Advisory Agreements, Pacholder Associates, Inc. has sole voting and investment power over such securities. Share amounts also include 391,060 shares of common stock, 100,000 shares of common stock which may be acquired through the exercise of warrants and 43,013 shares of common stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock, in each case owned by a wholly-owned subsidiary of Pacholder Associates, Inc.

(3) This number represents 510,000 shares of common stock held and 263,040 shares of common stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock.

                             ELECTION OF DIRECTORS

         Two Class I Directors are to be elected at the Annual Meeting, each director to hold office until the Company's 1998 Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified.

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote FOR the election of such other persons as may be nominated by the Board of Directors.


                           THE BOARD OF DIRECTORS AND
                       EXECUTIVE OFFICERS OF THE COMPANY

         The following is information concerning the director nominees, as well as Class II and Class III Directors, whose terms are not expiring at the 1995 Annual Meeting, and Executive Officers as of August 9, 1995:

                                                                                                 COMMON STOCK
                                                                                             BENEFICIALLY OWNED(1)
                                                                                            -----------------------

                                      PRINCIPAL POSITION WITH            DIRECTOR                              PERCENT
                NAME                        THE COMPANY           AGE      SINCE           SHARES             OF CLASS
- ----------------------------------------------------------------------------------------------------------------------
                         Class I Director Nominees Whose Terms (if re-elected) Will Expire in 1998

 William E. Cornelius (2)(3)                  Director             46      1992           6,000 (6)                *

 Robin E. Pacholder                           Director             28      1993           4,822 (6)(9)             *
- ----------------------------------------------------------------------------------------------------------------------

                                     Class II Directors Whose Terms Will Expire in 1996

 William J. Morgan (2)(3)(4)                  Director             39      1992       1,733,597 (5)(6)           17.9%

 Sylvia A. Pacholder (4)              Chief Executive Officer,     53      1993       2,441,941 (5)(6)(7)(8)     25.2%
                                       President, Secretary &
                                              Director
- -----------------------------------------------------------------------------------------------------------------------

                                    Class III Directors Whose Terms Will Expire in 1997

 Asher O. Pacholder (4)               Chairman of the Board &      58      1990       2,425,941 (5)(6)(7)(8)     25.0%
                                      Chief Financial Officer

 John F. Williamson (2)(3)                    Director             57      1995           2,000 (6)                *
- -----------------------------------------------------------------------------------------------------------------------

                                          Executive Officers Who Are Not Directors

 Isaac Joseph                         Senior Vice President -               n/a           4,000 (6)                *
                                               Sales
 Curtis Mathews                       Senior Vice President -               n/a          24,000 (6)                *
                                       Corporate Development

All Executive Officers and Directors as a Group                                       2,520,763 (10)             25.8%
(8 persons)

____________________________

(1) Except as otherwise indicated, the beneficial owner listed below has sole voting and investment powers with respect thereto.
(2)      Audit Committee Member
(3)      Compensation Committee Member
(4)      Executive Committee Member
(5) Share amounts include 521,964 shares of common stock and 468,000 shares of common stock which may be acquired through the exercise of warrants and 203,560 shares of common stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock, in each case held by limited partnerships, of which Dr. Pacholder and Mr. Morgan are general partners. Pursuant to certain Investment Advisory Agreements, Pacholder Associates, Inc. has sole voting and investment power over such securities. Share amounts also include 391,060 shares of common stock, 100,000 shares of common stock which may be acquired through the exercise of warrants and 43,013 shares of common stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock, in each case owned by a wholly-owned subsidiary of Pacholder Associates, Inc.
(6) Share amounts for Ms. S. Pacholder, Mr. Joseph, and Mr. Mathews include 20,000, 1,500 and 4,000 shares of common stock, respectively, that are issuable upon exercise of stock options granted under the 1985 Stock Option Plan. Share amounts for Ms. S. Pacholder, Dr. Pacholder, Mr. Joseph and Mr. Mathews include 30,000, 30,000, 2,500 and 20,000 shares of common stock, respectively, that are issuable upon exercise of stock options granted under the 1994 Stock Option Plan. Share amounts for Dr. Pacholder, Mr. Morgan, Mr. Cornelius, Ms.
         S. Pacholder, Ms. R. Pacholder and Mr. Williamson include 6,000,
         6,000, 6,000, 2,000, 4,000 and 2,000 shares of common stock, respectively, that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(7) Share amounts include 650,944 shares of common stock issued in connection with six acquisitions over which Ms. S. Pacholder and Dr. Pacholder share voting power. Ms. S. Pacholder and Dr. Pacholder disclaim beneficial ownership of these shares.
(8)      Includes 11,400 shares of common stock.
(9) Includes 822 shares of common stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock.
(10) Share amounts include 134,000 shares of common stock issuable upon exercise of stock options granted to certain officers and Directors under the 1985 Stock Option Plan, the 1994 Stock Option Plan and the 1993 Stock Option Plan for Non-Employee Directors, 568,000 shares of common stock issuable upon exercise of warrants and 247,395 shares of Preferred Stock that are deemed to be beneficially owned by certain Directors as indicated in (5) and (9) above. Share amounts also include 650,944 shares of common stock over which certain Directors and officers share voting power as indicated in (7) above.

*        Less than 1% of outstanding shares.

         William E. Cornelius has been an independent manufacturing consultant since 1991. For more than five years prior to 1991, Mr. Cornelius was Vice President/Partner of Young & Klein Technicraft, Inc, a printing company.

         Robin E. Pacholder has been Senior Vice President and Associate General Counsel with Pacholder Associates, Inc., an investment advisory firm, since 1994. Ms. R. Pacholder was an Associate with the law firm of Pachulski, Stang, Ziehl & Young from 1992 to 1994. Prior to that time, Ms. R. Pacholder attended and graduated with honors from the UCLA School of Law and was admitted to practice law in California in 1992. Ms. R. Pacholder is the daughter of Asher O. Pacholder and Sylvia A. Pacholder.

         William J. Morgan has been President and a Managing Director of Pacholder Associates, Inc. for more than five years. He serves on the Board of Directors of USF&G Pacholder Fund, Inc., a closed-end mutual fund, Duckwall-Alco Stores, Inc., a Midwestern retailer, and Kaiser Ventures, Inc., an environmental resources company.

         Sylvia A. Pacholder has been Chief Executive Officer of the Company since February 1995 and President since November 1994. From July 1994 to November 1994 Ms. Pacholder was Executive Vice President - Operations, and from January 1994 to July 1994 she was Vice President - Corporate Development of the Company. During 1993

Ms. S. Pacholder was Senior Vice President of Pacholder Associates, Inc. Prior to that time, Ms. S. Pacholder was a member of the faculty at the University of Cincinnati from 1984 to 1993, most recently as the head of the Department of Mathematics and Applied Sciences. Ms. S. Pacholder is the spouse of Asher O. Pacholder and the parent of Robin E. Pacholder.

         Asher O. Pacholder has been Chairman of the Board of Directors and Chief Financial Officer of the Company since February 1995. Dr. Pacholder has been Chairman of the Board and a Managing Director of Pacholder Associates, Inc. since 1983. He serves on the Boards of Directors of USF&G Pacholder Fund, Inc., Southland Corporation, which owns and operates convenience stores, Trump's Castle Associates, which owns and operates the Trump's Castle Casino Resort in Atlantic City, New Jersey, Forum Group, Inc., which owns and manages retirement communities, and AM International, Inc., a manufacturer and distributor of graphics equipment and supplies. Dr. Pacholder is the spouse of Sylvia A. Pacholder and the parent of Robin E. Pacholder.

         John F. Williamson has been Executive Vice President and Chief Financial Officer of Asset Allocation Concepts, Inc., an investment management company, since May 1995. From 1993 to 1994 Mr. Williamson was Vice President/Manager of Investments for American Life and Casualty Insurance Company. From 1990 to 1993 he was a Financial Consultant. Prior to that time Mr. Williamson was Senior Vice President/Treasurer and member of the Operating Committee for Community Federal Savings and Loan Association from 1985 to 1990. Mr. Williamson serves on the Board of Directors of USF&G Pacholder Fund. Mr. Williamson was appointed by the Board of Directors in June 1995 to fill the vacancy on the Board resulting from the death of John R. Howard.

         Mr. Joseph has been principally employed as Senior Vice President - Sales of the Company since March 1995. From November 1994 to March 1995 he was the Louisiana Division Manager. Mr. Joseph was the Company's Division Sales Manager for Louisiana from June 1994 to November 1994. From March 1992 to June 1994 Mr. Joseph was the Louisiana Sales Manager for Tuboscope Vetco International, an oilfield service company. From September 1991 to March 1992 he was a Sales Representative for Completion Accessories, Inc., an oilfield service company, in Louisiana. Prior to that time, he was Senior Sales Representative for Baker Hughes Vetco Services, an oilfield service company, in Louisiana.

         Mr. Mathews has been principally employed as Senior Vice President - Corporate Development of the Company since July 1995. From September 1994 to June 1995 Mr. Mathews was Vice President - Exploration Services of the Company. From October 1992 to October 1994, Mr. Mathews was employed as Regional Manager. For more than five years prior to that time, Mr. Mathews served as Domestic Inspection Manager for Baker Hughes Tubular Services, Inc.

         The Board of Directors held five meetings during the year ended September 30, 1994. Each meeting was attended by all Directors. Each Director who is not an employee of the Company receives an annual retainer of $10,000, and a Director's fee in the amount of $2,000 for each meeting of the Board or Committee of the Board actually attended and reimbursement of actual expenses incurred. In addition, each Director who is not an employee is a participant in the 1993 Non-Employee Director Stock Option Plan. Under the terms of the plan, each non-employee Director is granted options to purchase 2,000 shares of common stock upon appointment to the Board of Directors and options to purchase 2,000 shares of common stock on the first business day after the date of each subsequent Annual Meeting of Shareholders.

         Standing Audit and Compensation Committees met once during the past fiscal year. All committee members were present. The functions of the Audit Committee include reviewing the engagement of the independent accountants, the scope and timing of the audit, certain non-audit services to be rendered by the independent accountants, examining the report of the independent accountants upon completion of their audit and reviewing with the independent accountants and management the Company's policies and procedures with respect to accounting and financial controls. The Compensation Committee reviews and recommends compensation arrangements for Directors, officers and other employees and takes whatever action may be required in connection with the Company's stock option plans.

         In fiscal 1993, the Board of Directors established an Executive Committee. The functions of the Executive Committee include reviewing capital expenditure projects, assisting management in implementing consolidation plans relating to the acquisitions and assisting management in developing and implementing strategic plans. The Executive Committee held seven meetings during the year ended September 30, 1994.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the cash compensation paid by the Company to each of the five most highly compensated executive officers and Directors to whom the total cash compensation during the fiscal year ended September 30, 1994, exceeded $100,000.

                                          SUMMARY COMPENSATION TABLE(1)
- --------------------------------------------------------------------------------------------------------------
                                           ANNUAL COMPENSATION               LONG-TERM
                                           -------------------             COMPENSATION
                                                                           ------------

 NAME AND                                                                  OPTION AWARDS          ALL OTHER
 PRINCIPAL POSITION                 YEAR           SALARY      BONUS          (SHARES)         COMPENSATION(1)
 ------------------                 ----           ------      -----       -------------       ---------------
 James P. Shanahan, Jr.   (2)(5)    1994           $158,958    $75,000          6,000              $16,336
  Chairman of the Board &           1993            131,833     75,000         30,000                1,583
  Chief Executive Officer           1992             85,652         --             --                  919


 Bobby L. Payne           (5)       1994            135,000     50,000             --                8,800
   Senior Vice President &          1993            135,000     25,000             --                8,800
   General Manager                  1992            135,753         --             --                8,800


 Timothy T. Janszen       (3)(5)    1994            130,000     50,000          6,000                1,515
   President                        1993            127,027     50,000         30,000                1,354
                                    1992             90,160         --             --                   --

 George J. Allen          (5)       1994             90,000     15,000             --                5,899
 Senior Vice President -            1993             89,607     20,000         10,000                5,899
   Marketing                        1992             88,880         --             --                6,282

 John E. Kahil            (5)       1994             97,000     15,000          3,000                1,243
   Vice President -                 1993             97,000         --         10,000                1,212
   Research & Engineering           1992  (4)            --         --             --                   --



(1) Includes the Company's matching contributions for fiscal 1994 to the Employee Stock Ownership Plan [the 401(k) Plan] as follows: Mr. Shanahan, $1,753; Mr. Janszen, $1,151; and Mr. Allen, $1,219. Also includes premiums paid by the Company in 1994 under the Company's Split Dollar Life Insurance policies maintained for certain employees who were initially employed by the Company prior to 1986 as follows:
         Mr. Payne, $8,800 and Mr. Allen, $4,680. Also includes $14,583 paid to Mr. Shanahan in connection with the Company's relocation plan.
(2) Mr. Shanahan currently has an acquisition and financing consulting agreement in effect with the Company for which he is paid $15,000 per month and reimbursement of certain relocation expenses. The agreement, which was effective in February 1995, is for not less than twelve months in duration and may be terminated in certain circumstances, including six months' notice by either party.
(3) Mr. Janszen is currently being paid under a Separation and Release Agreement which became effective in November 1994. Under the terms of the agreement, Mr. Janszen will receive fifty-two weeks of base salary and a lump sum of $25,000 which includes earned vacation.
(4)      In fiscal 1992, Mr. Kahil was employed by Baker Hughes Tubular
         Services, Inc.
(5)      No longer employed with the Company as of the date of this Proxy
         Statement.

EMPLOYMENT AGREEMENTS

         Effective April 1, 1995, the Company entered into Employment Agreements with Ms. Sylvia Pacholder and Dr. Asher O. Pacholder. Under the terms of the Employment Agreements, Ms. S. Pacholder is entitled to receive a base salary of $175,000 and an annual bonus in an amount as shall be determined by the Board of Directors. Dr. Pacholder is entitled to receive a base salary of $150,000 and an annual bonus in an amount as shall be determined by the Board of Directors. In addition, Dr. Pacholder received, on the effective date of the Employment Agreements, fully vested options exercisable for 30,000 shares of common stock at the price of the stock on the date of grant pursuant to the ICO, Inc. 1994 Stock Option Plan. The Employment Agreements extend until December 31, 1998, and renew automatically from day to day until notice is given that no further automatic extension shall occur, in which event the Employment Agreements shall terminate on a date three years after such notice has been received. The Employment Agreements are subject to early termination by the Company for cause or upon the death or incapacity of Ms. S. Pacholder or Dr. Pacholder. If employment is terminated due to death, the obligations under the Employment Agreements shall terminate as of the date of death. In the event of disability, Ms. S. Pacholder or Dr. Pacholder shall be entitled to receive base salary for a three-year period commencing with the effective date of disability. The Employment Agreements are also subject to early termination by Ms. S. Pacholder or Dr. Pacholder for good reason. If the Employment Agreements are terminated without cause by the Company or for good reason (including certain changes in control of the Company) by Ms. S. Pacholder or Dr. Pacholder, the Company is obligated to pay in a lump sum in cash the aggregate of (i) base salary through the date of termination, (ii) the product of (x) the greater of the highest annual bonus paid during the employment term and 50% of the base salary in the year of termination and (y) the fraction obtained dividing (a) the number of days of employment during a particular year by (b) 365 and (iii) three times the sum of (A) the annual base salary and (B) the greater of the highest annual bonus paid during the employment period and 50% of the base salary in the year of termination. Such payment shall also include gross-up amounts for any applicable excise taxes attributable to such payments. In addition, any previously granted unvested options received shall become immediately vested and fully exercisable.


OPTIONS GRANTED DURING FISCAL 1994

         The following table sets forth stock options granted to the individuals named in the Summary Compensation Table during 1994 under the Company's 1985 Stock Option Plan. Under the Securities and Exchange Commission ("SEC") regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen the 5%, 10% formula approved by the SEC; however, the ultimate value will depend on the market value of the Company's stock at a future date, which may or may not correspond to the projections below.

                                                                                         Potential realizable value
                                                                                         at assumed annual rates of
                                                                                         stock price appreciation
INDIVIDUAL GRANTS                                                                             for option term
- ----------------------------------------------------------------------------             --------------------------
                                    % of total
                                    Options granted
                          Options   To employees         Exercise price   Expiration
Name                      Granted   In 1994              Per Share (1)    Date                5%             10%
- ----                      -------   ----------------     -------------    -----------         --             ---
James P. Shanahan, Jr.    6,000          40%                $7.13         12/28/2004       $26,900         $68,100
Timothy T. Janszen        6,000          40%                $7.13         11/15/1996        26,900          68,100
John E. Kahil             3,000          20%                $7.13          6/20/1995        13,400          34,100

(1)   Exercise price is the fair market value on the date of grant.

FISCAL 1994 OPTION EXERCISES AND FISCAL YEAR-END VALUE

      The following table sets forth stock options exercised by the individuals named in the Summary Compensation Table during 1994, and the number and value of all unexercised options at fiscal year end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's stock on September 30, 1994.

                                                        Number of Unexercised        Value of Unexercised
                          Shares                        Options at                   In-the-Money Options at
                          Acquired on    Value          September 30, 1994           September 30, 1994 (1)
Name                      Exercise       Realized (2)   Exercisable/Unexercisable    Exercisable/Unexercisable
- ----                      ---------      ------------   -------------------------    -------------------------
James P. Shanahan, Jr.          -0-            n/a            36,000/0                      $ 38,000/0
Bobby L. Payne                  -0-            n/a            30,000/0                             0/0
Timothy T. Janszen              -0-            n/a            36,000/0                        38,000/0
George J. Allen                 -0-            n/a            14,000/0                        13,000/0
John E. Kahil                10,000        $20,000             3,000/0                             0/0


(1) Represents market value of the Company's common stock at September 30, 1994 less the exercise price.
(2) Based on market value of the Company's common stock on the date of issuance of shares.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

To:  The Board of Directors:

      The Company's policies with respect to compensation of executive officers are outlined as follows:

      Cash Compensation

           Base Salary - It is believed to be requisite that the Company pay base salaries to executive officers that are reflective of: (1) the individual's skills, business experience and judgment; (2) the responsibilities and duties of the position; and (3) the interests of the Shareholders by assuring that well-qualified persons are attracted, motivated, and retained to manage the Company. In this respect, the salary levels established reflect the subjective judgment of the Committee on these matters.

           Bonus - Depending upon the operating results of the Company as a whole and taking into account the responsibilities and performance of the individual executive in the achievement of specific performance goals, discretionary bonuses may be paid to executive officers. However, the bonuses were not awarded based upon any quantifiable goals or standards, but rather reflect the Committee's general view of the contribution of the particular individuals to the Company's operations.

      Long-Term Compensation

           Stock Options - Non-qualified stock options to purchase Company stock, at the market price in effect at date of grant, may be granted by the Compensation Committee to executive officers to link their interests directly with those of other Shareholders while increasing their personal investment in the Company. Specific stock option targets have not been established for participants, but rather the Committee views the awards of stock options as an incentive for future performance and grants participants ownership positions through options which it believes are consistent with each participant's current and expected future responsibilities.

      With respect to the base salary granted to the Chief Executive Officer in 1994, the Compensation Committee took into account the overall individual skill, business experience and judgment of the Chief Executive Officer as well as an assessment by the Compensation Committee of the Chief Executive Officer's individual performance including the areas of corporate acquisitions, increased sales volume of the Company, and overall increases in market share in the Company's various lines of business. The Compensation Committee also compared the compensation levels of chief executive officers in companies of similar size that operate in the oilfield service industry. The companies with which these comparisons were made, are not necessarily the same as the index of 18 oil service companies which are utilized in the performance graph.

                                            COMPENSATION COMMITTEE

               April 12, 1994               William E. Cornelius
                                            John R. Howard
                                            William J. Morgan
                                            Asher O. Pacholder
                                            Robin E. Pacholder

STOCK PERFORMANCE CHART (1)

      The following chart compares the yearly percentage change in the cumulative total Shareholder return of the Company's common stock during the five years ended September 30, 1994 with: (1) the cumulative total return of the NASDAQ Composite Stock Index (U.S.); (2) an index of 18 oil service companies (Oilfield Services and Equipment Industry Index); and (3) the cumulative total Shareholder return on the Company's only publicly-held, domestic competitor, Tuboscope Vetco International Corporation (Tuboscope), since September 30, 1990 (the first September that Tuboscope common stock traded on the NASDAQ National Market System).

                            STOCK PERFORMANCE CHART

                Year    ICO     NASDAQ   Oilfield Svcs   Tubo
                ----    ---     ------   -------------   ----
                1989    100      100         100
                1990    177       74         135         100
                1991     45      117         125          94
                1992     45      131         128          82
                1993    134      172         140         118
                1994     73      172         121          76

(1) Assumes $100 invested on September 30, 1989 and all dividends reinvested (assumes $100 invested on September 30, 1990 for Tuboscope). Data supplied by NASDAQ and Value Line Institutional Services.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. William J. Morgan, William E. Cornelius, and John
F. Williamson.

      Dr. Pacholder and Mr. Morgan are each Directors of the Company and are executive officers of Pacholder Associates, Inc.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Officers, Directors and greater than 10% Shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 1994, all
Section 16(a) filing requirements applicable to its Directors, officers and greater than 10% beneficial owners were met with the exception of Mr. Janszen who filed one Form 4 after the date it was due.

                APPROVAL OF THE ICO, INC. 1995 STOCK OPTION PLAN

      ICO first adopted a stock option plan for employees in 1985 which eventually covered 310,000 shares of ICO Common Stock. The 1985 plan has expired by its terms. In 1994 the Company adopted a stock option plan which covered 400,000 shares of ICO Common Stock. The Board of Directors of the Company has determined that it would be in the best interests of the Company to continue the program through the adoption of the ICO, Inc. 1995 Stock Option Plan (the "1995 Stock Option Plan"). Therefore, the Board of Directors adopted the 1995 Stock Option Plan on August 10, 1995 subject to approval of ICO shareholders at the Annual Meeting. The 1995 Stock Option Plan provides for the issuance of both incentive stock options and nonqualified stock options to all individuals who perform services for the Company and are treated as employees for federal income tax purposes ("Eligible Employees").

      The following description is qualified in its entirety by reference to the text of the 1995 Stock Option Plan which is set forth in Exhibit "A" to this Proxy Statement.

PURPOSE OF THE PLAN

      The purpose of the 1995 Stock Option Plan is to promote the interests of ICO and its shareholders by providing a means for Eligible Employees of ICO and its subsidiaries to acquire a proprietary interest in ICO, thereby strengthening ICO's ability to attract capable management personnel and provide an inducement for Eligible Employees to remain employed by ICO or its subsidiaries and to perform at their maximum levels.

ELIGIBILITY

      Options under the 1995 Stock Option Plan may be granted to Eligible Employees of ICO and its subsidiaries.

SECURITIES TO BE UTILIZED

      The maximum number of shares of ICO Common Stock for which options may be granted under the 1995 Stock Option Plan is 400,000 (subject to antidilution provisions). Shares delivered by ICO pursuant to the exercise of options may be authorized but unissued shares of common stock, previously acquired treasury shares or a combination thereof. Shares subject to options which expire or are terminated shall again be available for the granting of other options under the 1995 Stock Option Plan.

PLAN ADMINISTRATION AND TERMINATION

      The 1995 Stock Option Plan will be administered by a committee (the "Committee") designated by the Board of Directors. The Committee shall be comprised of not less than two "outside directors," as such term is defined in
P. Reg. Section 1.162-27(e)(3) of the Income Tax Regulations (or such comparable definition in the final Income Tax Regulations). Each member shall also be a "disinterested person" as defined in Section 16b-3(c)(2)(i) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Board of Directors will have the ability to amend the 1995 Stock Option Plan at any time without further shareholder approval unless such amendment would cause the 1995 Stock Option Plan to cease to satisfy any applicable conditions of Rule 16b-3. Unless earlier terminated, the 1995 Stock Option Plan will continue in effect until August 15, 2005.

PRICE, EXERCISE PERIOD AND VESTING OF OPTIONS

      The Committee will determine the exercise price and exercise schedule for options granted under the 1995 Stock Option Plan. If the Company grants an incentive stock option to an Eligible Employee who owns, directly or indirectly, common stock of ICO representing more than 10% of the total combined voting power of all classes of stock of the Company, the option price must equal at least 110% of the fair market value on the date of grant and the term of such option shall not be greater than five years from the date of grant. The fair market value of the common stock will be the closing price of ICO Common Stock on the NASDAQ/National Market System for the most recent day of trading. On August 9, 1995, the closing price of ICO Common Stock was $5 5/8 per share.

      The maximum number of shares of common stock with respect to which options may be granted to any employee during each fiscal year is 40,000.

      Payment for shares purchased upon exercise of an option shall be made in cash or securities or in such other form as may be determined by the Committee.

FEDERAL INCOME TAX CONSEQUENCES

      Deductibility. Recently enacted provisions of the Internal Revenue Code limit the Company's income tax deduction for non- performance based compensation paid to the five highest paid executive officers to $1 million per year. The taxable portion of a non-qualified option ordinarily constitutes compensation which may be deducted by the Company. The Plan has been designed to allow this compensation element to be classified as performance based so as to ensure the Company the full income tax deduction otherwise available.

      Incentive Stock Options. The Company intends that certain of the options granted under the Plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that the options are so qualified, the tax consequences of the Plan will vary depending on whether certain holding period requirements are met.

      If an optionee acquiring stock pursuant to an incentive stock option does not dispose of the stock until at least one year after the transfer of the stock to the optionee and at least two years from the date of grant of the option, then, subject to the alternative minimum tax rules discussed below, there will be no tax consequences to the optionee or the Company when the incentive stock option is granted or when it is exercised.

      If stock acquired upon exercise of an option is sold by the optionee and the holding period requirements described in the preceding paragraph have not been met, the federal income tax consequences to the optionee and the Company will be as follows: first, the optionee will be required to report, on his or her federal income tax return for the year in which the sale occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the purchase price at which the stock was acquired (the Company will generally be entitled to a compensation deduction in an equivalent amount). Next, for purposes of determining gain or loss upon sale of the stock an amount equal to this compensation income will be added to the exercise price of the stock and the total will be the optionee's adjusted basis of the stock. Gain or loss will be determined, based upon the difference between the optionee's adjusted basis of the stock and the net proceeds of the sale, and the optionee will be required to report such gain or loss as long-term or short-term (depending on how long the optionee held the stock) capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

      Although an optionee who receives an incentive stock option under the Plan realizes no taxable income when the optionee receives or exercises the incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price results in an adjustment in computing alternative minimum taxable income for purposes of Sections 55 et. seq. of the Code, which may trigger alternative minimum tax consequences for optionees. Any alternative minimum tax that is payable may ultimately be credited against taxed owed upon disposition of the stock.

      Nonqualified Stock Options. The Company may also grant nonqualified stock options under the Plan. In general, there will be no tax consequences to the optionee or the Company when the option is granted. Upon exercise of the option, the optionee will be required to report, on his or her federal income tax return for the year in which the exercise occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price (the Company will generally be entitled to a compensation deduction in an equivalent amount.)

      The foregoing is only a summary of the federal income tax rules applicable to options granted under the Plan and is not intended to be complete. In addition, this summary does not discuss the effect of the income or other tax laws of any state or foreign country in which a participant may reside.

      The Board of Directors recommends that shareholders vote FOR the proposal to approve the ICO, Inc. 1995 Stock Option Plan.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

      Price Waterhouse LLP, independent accountants, examined the Company's consolidated financial statements for the fiscal year ended September 30, 1994, and, in connection with their audit function, reviewed the Company's Annual Report to Shareholders and certain of its filings with the Securities and Exchange Commission. The Board of Directors has re-employed the firm of Price Waterhouse LLP as independent accountants for the Company for fiscal 1995, subject to Shareholders' ratification at the Annual Meeting. If ratification is not obtained, the Board intends to continue the employment of Price Waterhouse LLP at least through fiscal 1995. Representatives of Price Waterhouse LLP will be present at the Shareholders' meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions at the Shareholders' meeting.


                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

      A Shareholder intending to submit a proposal to be presented at the 1996 Annual Meeting of Shareholders must deliver such proposal in writing to the Company's executive officers no later than November 30, 1995.


             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

      The Company knows of no matters other than those above stated which are to be brought before the meeting. It is intended that the persons named in the Proxy will vote your stock according to their best judgment if any other matters do properly come before the meeting.


      Whether or not you intend to be present at this meeting, you are urged to return this Proxy promptly. If you are present at the meeting and wish to vote your stock in person, this Proxy shall, at your request, be returned to you at the meeting.


                                              By Order of the Board of Directors


                                              Sylvia A. Pacholder
                                              Chief Executive Officer,
                                              President & Secretary



Dated:  August 10, 1995

                                  EXHIBIT "A"

                                   ICO, INC.

                             1995 STOCK OPTION PLAN


                                   ARTICLE 1

                                   Objectives
                                   ----------

         ICO, Inc. ("ICO" or the "Company") has established this Stock Option Plan effective August 15, 1995 as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of the Company's common stock by employees.

                                   ARTICLE 2

                                  Definitions
                                  -----------

2.1 For purposes of the Plan the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

         A. "Code" means the Internal Revenue Code of 1986, as amended.

         B. The "Company" means ICO and any subsidiary of ICO as the term "subsidiary" is defined in Section 424(f) of the Code.

         C. "Date of Exercise" means the date on which the Company has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price.

         D. "Date of Grant" means the date on which the Committee makes an award of an Option.

         E. "Eligible Employee" means any individual who performs services for the Company and is treated as an employee for federal income tax purposes.

         F. "Fair Market Value" means the last sale price reported on any stock exchange or over-the-counter trading system on which Shares are trading on the last trading day prior to a specified date or, if no last sale price is reported, the average of the closing bid and asked prices for a Share on the last trading day prior to any specified date. If no sale has been made on such prior trading day, then prices on the last preceding day on which any such sale shall have been made shall be used in determining Fair Market Value under either method prescribed in the previous sentence.

         G. "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

         H. "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

         I. "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

         J. "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant in the case of an Incentive Stock Option.

         K. "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         L. "Plan" means this 1995 Stock Option Plan as it may be amended from time to time.

         M. "Share" means one share of the common stock, no par value, of the Company.

                                   ARTICLE 3

                                 Administration
                                 --------------

3.1 The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors. The Committee shall be comprised solely of three or more directors each of whom shall be (i) a "disinterested person" as defined under Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Each director serving on the Committee shall be ineligible to receive options under this Plan and none shall have, within the twelve months prior to their appointment to the Committee and while serving on such Committee, received options or an interest in other shares pursuant to any plans of the Company or any of its affiliates. Notwithstanding the foregoing, to the extent relevant state law now or hereafter permits, the Committee may be comprised solely of two or more such directors.

         Actions shall be taken by a majority of the Committee.

3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

         A. Determine which Eligible Employees shall be granted Options;

         B. Determine the number of Shares which may be subject to each Option;

         C. Determine the Option Price;

         D. Determine the term of each Option;

         E. Determine whether each Option is an Incentive Stock Option or Nonqualified Stock Option;

         F. Interpret the provisions of the plan and decide all questions of fact arising in its application; and

         G. Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.

                                   ARTICLE 4

                             Shares Subject to Plan
                             ----------------------

4.1 The Shares that may be made subject to Options granted under the Plan shall not exceed 400,000 Shares in the aggregate. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of the Company is 40,000. If an Option is cancelled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                                   ARTICLE 5

                              Granting of Options
                              -------------------

         Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to August 15, 2005, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                   ARTICLE 6

                                Terms of Options
                                ----------------

6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant. The Committee in its sole discretion may establish different exercise schedules and impose other conditions upon exercise and vesting for any particular Option or groups of Options on the Date of Grant.

6.2 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

6.3 In the event that the Company shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Optionee not less than 40 days prior to the anticipated effective date of the proposed transaction, and his or her Option shall become fully (100%) vested and, prior to a date specified in such notice, which shall not be more than ten days prior to the anticipated effective date of the proposed transaction, each Optionee shall have the right to exercise his or her Option to purchase any or all Shares then subject to such Option, including those, if any, which by reason of other provisions of the Plan have not then become available for purchase. Each Optionee, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event such Optionee need not make payment for the Shares to be purchased upon exercise of such Option until five days after written notice by the Company to such Optionee that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Shares not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and
         (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this paragraph, such vesting shall be deemed annulled, and the original vesting schedule set forth shall be reinstituted, as of the date of such abandonment.

                                   ARTICLE 7

                              Exercise of Options
                              -------------------

         Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.

                                   ARTICLE 8

                            Payment of Option Price
                            -----------------------

8.1 Payment of the Option price may be made in cash, by the tender of Shares, or both, or in such other form as may be determined by the Committee. Shares tendered shall be valued at their Fair Market Value on the Date of Exercise.

8.2 Payment through tender of Shares may be made by instruction from the Optionee to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised.

                                   ARTICLE 9

             Incentive Stock Options and Nonqualified Stock Options
             ------------------------------------------------------

9.1 The Committee in its discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

         A. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50 percent or more of the total combined voting power of all classes of stock of the Company, then:

            (i) The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant, and

            (ii) The term of the Option shall not be greater than five years from Date of Grant.

         B. The aggregate Fair Market Value of Shares (determined at the Effective Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000.

9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                   ARTICLE 10

                           Transferability of Option
                           -------------------------

         During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

                                   ARTICLE 11

                             Termination of Options
                             ----------------------

11.1     An Option may be terminated as follows:

         A. During the period of continuous employment with the Company, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

         B. Upon termination of employment for any reason, the then exercisable portion of any Option will terminate upon the earlier of (i) the first business day following expiration of the three month period after the date of termination, or (ii) the option expiration date set forth in the Option Agreement. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

         C. If an Eligible Employee holding an Option dies or becomes subject to a Permanent and Total Disability while employed or within three months after termination of employment, such Option may be exercised, to the extent exercisable on the date of the occurrence of the event which triggers the operation of this paragraph, at any time by the estate or guardian of such person or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution until the earlier of (i) the date which is one year after the date of such death or occurrence of Permanent and Total Disability, or (ii) the option expiration date set forth in the Option Agreement.

11.2 The Committee may at any time prior to three months after the date of termination of employment provide that particular options not be affected by such termination and continue in force whether or not exercisable at the date of such termination of employment until the option expiration date set forth in the Option Agreement or any date prior thereto.

11.3 Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the Eligible Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option that could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                   ARTICLE 12

                     Adjustments to Shares and Option Price
                     --------------------------------------

12.1 In the event of changes in the outstanding common stock of the Company as a result of stock dividends, splitups, recapitalizations, combinations of Shares, exchanges of Shares or such other transaction, the number and class of Shares and price per share for each Option covered under the Plan and each outstanding Option shall be correspondingly adjusted by the Committee.

12.2 The Committee shall make appropriate adjustments in the Option price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

12.3 In the event of the dissolution or liquidation of the Company or any merger, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Option shall terminate as of a date fixed by the Committee provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an Option and each such holder shall have the right during such period following notice to exercise the Option as to all or any part of the Shares for which it is exercisable at the time of such notice. The Committee, in its sole discretion, may provide that Options in such circumstances may be exercised to an extent greater than the number of shares for which they were exercisable at the time of such a notice.

                                   ARTICLE 13

                               Option Agreements
                               -----------------

13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

13.2 Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee's own behalf and on behalf of the optionee's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                   ARTICLE 14

                      Amendment or Discontinuance of Plan
                      -----------------------------------

14.1 The Board of Directors may at any time amend, suspend, or discontinue the Plan; provided, however, that no amendments by the Board of Directors shall, without further approval of the shareholders of the
         Company:

         A. Change the class of Eligible Employees;

         B. Except as provided in Articles 4 and 12 hereof, increase the number of Shares which may be subject to Options granted under the Plan.

         C. Cause the Plan or any Option granted under the Plan to fail to (i) qualify for exemption from Section 16(b) of the Act, (ii) be excluded from the $1 million deduction limitation imposed by
            Section 162(m), or (iii) qualify as an "Incentive Stock Option" as defined by Section 422 of the Internal Revenue Code.

14.2 No amendment or discontinuance of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

                                   ARTICLE 15

                                 Effective Date
                                 --------------

         The Plan shall become effective as of August 15, 1995, having been adopted by the Board of Directors on August 10, 1995 subject to approval by the affirmative vote of the holders of a majority of the shares of common stock of the Company voting on the issue, and all Options granted prior to such approval are expressly conditioned upon such approval being received. If shareholder approval is not received within 12 months of the effective date, Options granted pursuant to this Plan shall be null and void.

                                   ARTICLE 16

                                 Miscellaneous
                                 -------------

16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of the Company shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in conformance with the provisions of the Plan.

16.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall the Company be obligated to issue certificates more often than once each quarter in each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until the

         Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company securities may then be listed as well as any other requirements of law.

16.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with
         Article 14; provided, however, that it shall otherwise terminate ten years after the Effective Date.

P R O X Y

                                   ICO, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING SEPTEMBER 8, 1995

The undersigned hereby appoints Asher O. Pacholder and Sylvia A. Pacholder, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of ICO, Inc. to be held in Houston, Texas on Friday, September 8, 1995, and any adjournment of such meeting on the matters specified and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

Election of two Class I directors to             (change of address)
serve until the 1998 Annual Meeting of
Shareholders: William E. Cornelius     ________________________________________
and Robin E. Pacholder
                                       ________________________________________

                                       ________________________________________

                                       ________________________________________
                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes,
SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this Card.
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

/X/  PLEASE MARK YOUR
     VOTES AS IN THIS                         -------------------
     EXAMPLE.                                 SHARES IN YOUR NAME

                      FOR     WITHHELD                                                          FOR     AGAINST      ABSTAIN
1. Election of        / /       / /                      2. The approval of the ICO, Inc.       / /       / /          / /
   Directors                                                1995 Stock Option Plan.
   (See reverse)

                                                         3. The ratification of the appoint-    / /       / /          / /
                                                            ment of Price Waterhouse LLP
                                                            as independent accountants.

For, except vote withheld from the following nominee(s):

- --------------------------------------------------------

                                                         Change of   / /
                                                         Address

                                                         Attend      / /
                                                         Meeting

SIGNATURE(S) _____________________________________________  DATE _______________


SIGNATURE(S) _____________________________________________  DATE _______________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.